Exhibit 10.2

IR-MED Names Moshe Gerber as New CEO

ROSH PINNA, Israel—(BUSINESS WIRE)—IR-Med (“IR-MED or the “Company”) (OTCQB:IRME), an innovative development-stage medical device company utilizing Infra-Red light spectroscopy (IR) and Artificial Intelligence (AI) technologies to develop non-invasive detection devices, today announced the appointment of Moshe Gerber as Chief Executive Officer, effective immediately.

Mr. Gerber brings more than 25 years’ experience in international business development, sales and operations across high-tech industries, including Artificial Intelligence (AI), software and medical devices, with wide ranging experience in product strategy and market analysis, of which 10 years’ experience was in leading roles at several companies in the medical devices industry. Between 2011 and 2015, Moshe established and managed a medical device company (Gerium Medical) which developed a product for jaundice measurement. Mr. Gerber subsequently oversaw the sale of his company to Mennen Medical, a private company that develops and sells medical devices for hospitals worldwide via offices in USA, UK, and Israel. Gerber then served as VP Business Development and Sales at Mennen Medical, managing business development, marketing and sales activities via direct sales force and distributors worldwide. Mr. Gerber holds an MBA from San Jose State University in California, and B.Sc. in Mathematics and Computer Science from Tel-Aviv University.

“Moshe’s focus on deal-making and international growth in the medical device sector makes him the ideal executive to lead IR-Med’s business plan forward”, said Oded Bashan, Chairperson of IR-Med Board of Directors, “He is a highly accomplished executive with a strong track record of execution, innovation and success.”

“I am deeply humbled and honored to be taking on this role and lead IR-Med and our talented team” Gerber said, “IR-Med has a unique market position that serves as a benefit to targeted users of our product candidates. It is my responsibility to combine our scientific work while driving enhanced returns for shareholders. I am thrilled to present the world with our disruptive technologies and their promise.”

About IR-MED

IR-MED Inc., is developing a non-invasive spectrographic analysis technology platform, allowing healthcare professions to detect and measure different molecules in the blood and in human tissue in real-time without any invasive procedures. The first product under development is a handheld optical monitoring device that is being developed to support early detection of pressure injuries (PI) to the skin and underlying tissue, regardless of skin tone and which calibrated personally to each patient’s skin, primarily caused by prolonged pressure associated with bed confinement. IR-MED skin-device-interphase development of personalized medical devices allows high accuracy readings from the human body in a non-invasive method, that may provide caregiver the optimal decision support-system in cases where uncertainties disturb physicians in their decision processes.

IR-MED holds patents protecting its innovation in the noninvasive tissue analysis, and in the modeling and analysis of subcutaneous tissue.

Safe Harbor Statement / Forward-Looking Statements

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future performance of IR-MED are subject to many factors including, but not limited to, the sufficiency or working capital and our ability to raise the capital needed to fund our development efforts, results of clinical studies and trials, timing of product development, FDA approval/clearance of products in development, customer acceptance of our products in the market, the introduction of competitive products, the impact of any product liability or other adverse litigation, commercialization and technological difficulties, and the other risks identified in our most recent annual report on Form 10-K filed on March 31, 2022 with the Securities and Exchange Commission. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information, or otherwise.

Contacts

Mr. Sharon Levkoviz, Chief Financial Officer

Tel: (+972) 4-6555054